Exhibit 5.8

CONSENT OF JEFFREY B. AUSTIN

Western Copper and Gold Corporation

The undersigned hereby consents to:

(i)

the use of my name in connection with reference to my involvement in the preparation of certain technical information found in the report entitled “Casino Project, Form 43-101F1 Technical Report Feasibility Study, Yukon, Canada – Revision 1”, dated January 25, 2013, and

(ii)	the inclusion and incorporation by reference of information derived from such report,

in the Registration Statement on Form F-10 of Western Copper and Gold Corporation.

/s/ Jeffrey B. Austin
Jeffrey B. Austin, P. Eng.

Date:	August 6, 2020